EXHIBIT 99.4

December 14, 2012

VIA SEDAR

TO:                      All Applicable Securities Regulatory Authorities

AND TO:            Vista Gold Corp.

Dear Sirs/Mesdames:

Re:          Vista Gold Corp. (the “Company”)
Consent of Expert

In connection with the Company’s prospectus supplement dated December 14, 2012 to its short form base shelf prospectus dated April 19, 2012, together with any amendments thereto and all documents incorporated by reference therein, including, but not limited to, the Company’s Annual Report on Form 10-K (collectively, the “Canadian Prospectus”) and a prospectus supplement dated December 14, 2012 to the prospectus contained in its registration statement on Form S-3 (No. 333-180154) (the "Registration Statement") together with any amendments thereto and all documents incorporated by reference therein, including, but not limited to, the Company’s Annual Report on Form 10-K (collectively, the “U.S. Prospectus”, together with the Canadian Prospectus, the “Prospectuses”), I, Deepak Malhotra, hereby consent to the use of my name in connection with references to my involvement in the preparation of a technical report entitled “NI 43-101 Technical Report, Resource Update, Mt. Todd Gold Project, Northern Territory, Australia” with an effective date of September 4, 2012 and an issue date of October 4, 2012 (the “Technical Report”) and to references to the Technical Report, or portions thereof, in the Prospectuses and to the inclusion and incorporation by reference of information derived from the Technical Report in the Prospectuses.

I also hereby confirm that I have read the Prospectuses, and I have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Technical Report or that are within my knowledge as a result of the services I performed in connection with the Technical Report.

I consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

Yours truly,

/s/ Deepak Malhotra
Deepak Malhotra